Exhibit 99.1

BIOCARDIA AND JAPAN PMDA ALIGN ON ACCEPTABILITY OF CARDIAMP CLINICAL DATA TO SUPPORT REGULATORY APPROVAL IN ISCHEMIC HEART FAILURE

SUNNYVALE, Calif. – April 20, 2026- BioCardia®, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today reported a positive outcome in its formal clinical consultation with Japan’s Pharmaceutical and Medical Device Agency (PMDA). PMDA has determined that the clinical safety and efficacy evidence for the CardiAMP® Cell Therapy in ischemic heart failure is likely sufficient to support market clearance.

Good alignment was achieved in the meeting on the acceptability of the foreign clinical data that has been developed in the United States, the indications for use in patients, the approach for introduction of the therapy in Japan, and the need for continued post marketing studies in Japan. The Company will await the minutes from PMDA to provide detailed feedback and timeline for potential filing.

“We are thankful for PMDA’s engagement and for the unanimous support of the world class cardiologists from Japan and the United States attending the meeting,” said BioCardia Chief Executive Dr. Peter Altman. “We are on track to have the first minimally invasive biologic therapy in ischemic heart failure approved in Japan.”

About CardiAMP Autologous Cell Therapy

Granted FDA Breakthrough designation, CardiAMP Cell Therapy uses a patient’s own bone marrow cells delivered to the heart in a minimally invasive, catheter-based procedure intended to increase capillary density and reduce tissue fibrosis of myocardial tissue to address microvascular dysfunction. Clinical development of the CardiAMP Cell Therapy for heart failure is supported by the Maryland Stem Cell Research Fund and is reimbursed by Centers for Medicare and Medicaid Services (CMS). CAUTION - Limited by United States law to investigational use.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D™ fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies.  For more information visit www.biocardia.com.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to submission for and subsequent market clearance of CardiAMP Cell Therapy by PMDA. These forward-looking statements are made as of the date of this press release.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 24, 2026, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Media Contact:
Miranda Peto, Marketing / Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120